                                                                      Exhibit 10

                           STOCK EXCHANGE AGREEMENT
                           ------------------------


     THIS AGREEMENT made and entered into as of this 18th day of July, 1996, by and between H.B. Fuller Company, a Minnesota corporation (the "Company"), and Elmer L. Andersen, an individual resident of Minnesota ("Holder").

     WHEREAS, Holder currently owns 45,900 shares (the "Series A Shares") of Series A Preferred Stock, par value $6.6667 per share (the "Series A Preferred Stock"), of the Company, which constitute all of the authorized, issued and outstanding shares of Series A Preferred Stock; and

     WHEREAS, on the date hereof, the Company has entered into a Shareholder Rights Agreement dated as of the date hereof (the "Rights Agreement") with Norwest Bank Minnesota, National Association, as Rights Agent; and

     WHEREAS, the Company and Holder desire that the voting power of Holder attributable to the Series A Shares not be diminished as a result of the exercise or exchange of Rights (as such term is used in the Rights Agreement) that may be distributed pursuant to the Rights Agreement; and

     WHEREAS, the Company and Holder have agreed to preserve such voting power by entering into this Agreement; and

     WHEREAS, on the date hereof, the Company's Board of Directors has authorized 45,900 shares (the "Series B Shares") of a new series of Preferred Stock, par value $6.6667 per share (the "Series B Preferred Stock"), of the Company, which Series B Shares have the powers, designations, preferences, rights, qualifications, limitations and restrictions set forth in the Designations for Series B Preferred Stock (the "Certificate") set forth in Exhibit A hereto; and

     WHEREAS, the Certificate provides that the Series B Shares shall have special voting rights that will prevent dilution of the voting power of Holder in the event any Rights are exercised or exchanged; and

     WHEREAS, pursuant to this Agreement, in the event a Distribution Date (as defined in the Rights Agreement) occurs, the Company has agreed to issue to Holder, in exchange for the Series A Shares, the Series B Shares.

     NOW THEREFORE, in consideration of the premises, the respective undertakings of the parties set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Holder agree as follows:

     1. Issuance of Series B Shares; Exchange. (a) On the Distribution Date, the Company shall file the Certificate of Designations for the Series B Shares with the Minnesota Secretary of State and shall issue the Series B Shares to Holder in exchange for all Series A Shares. Upon receipt by the Company from Holder of the stock certificate representing the Series A Shares as required below, the Company shall issue and deliver to Holder a duly authorized and executed stock certificate evidencing the Series B Shares.

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

     (b) On the Distribution Date, Holder will surrender to the Company the Series A Shares for cancellation by delivering the stock certificate representing the Series A Shares to the Company duly endorsed for transfer or accompanied by a duly executed stock power. The Series A Shares will be cancelled by the Company and will be returned to the status of authorized and unissued Series A Shares.

     2. Representations, Warranties and Agreements of the Company. The Company hereby represents, warrants and agrees that, upon issuance to Holder, the Series B Shares shall be validly issued, fully paid and nonassessable and free of all liens and encumbrances.

     3. Representations, Warranties and Agreements of Holder. Holder hereby represents, warrants and agrees that:

     (a) As of the Distribution Date, the Series A Shares will be free and clear of all liens and encumbrances.

     (b) Holder hereby represents and agrees that the Series B Shares are being acquired pursuant to this Agreement for investment purposes and not with the view toward the distribution or sale thereof in a public offering within the meaning of the federal Securities Act of 1933, as amended. Holder acknowledges that the Series B Shares will not be registered under federal or applicable state securities laws, and that the Company will be relying upon the foregoing investment representation in issuing the Series B Shares to Holder. Holder acknowledges that the transferability of the Series B Shares will be subject to restrictions imposed by all applicable federal and state securities laws and agrees that the certificate evidencing the Series B Shares may be imprinted with an appropriate legend setting forth these restrictions on transferability.

     4. Termination. This Agreement shall automatically terminate and be of no further force and effect on the earlier of (a) the date on which Rights Agreement terminates or on which the Rights (as defined in the Rights Agreement) are redeemed by the Company and (b) on the date if and when a majority of the Series A Shares then outstanding shall not be owned beneficially by one or more members of the class (collectively, the "Holder-Related Parties") consisting of
(i) the original beneficial owners of the Series A Preferred Stock; (ii) the spouses of the original beneficial owners of the Series A Preferred Stock; and
(iii) the children and more remote issue of the original beneficial owners of the Series A Preferred Stock (including those sustaining that relationship by reason of adoption) and their respective spouses. Series A Preferred Stock held directly or indirectly by or for a person, including stock held in an estate or trust (to the extent of such person's interest as beneficiary of such estate or trust), shall be deemed to be owned beneficially by such person.

     5. Miscellaneous. (a) Except as otherwise provided herein, this Agreement and any provisions hereof may be amended, changed, waived, discharged or terminated only by an agreement in writing signed by the party against which enforcement of the amendment, change, waiver, discharge or termination is sought.

     (b) The expenses of each party incurred in connection with this Agreement shall be paid by the party incurring such expenses.


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     (c)  All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class, postage pre-paid, registered or certified mail:

          (i) If to Holder to Elmer L. Andersen, 1483 Bussard Court, Arden Hills, Minnesota 55112, or at such other address as Holder may specify by written notice to the Company; or

          (ii) If to the Company, to H.B. Fuller Company, 1200 County Road E West, Arden Hills, Minnesota 55112, Attention: Corporate Secretary, or at such other address as the Company may specify by written notice to Holder.

Such notices and other communications shall, for all purposes of this Agreement, be treated as effective or having been given if delivered personally, or, if sent by mail, when received.

     (d) All representations, warranties and agreements contained herein shall survive the execution and delivery of this Agreement.

     (e) All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders from time to time of any Series A Shares; provided, however, that this Agreement shall not inure to the benefit and shall not be enforceable by any successors and assigns of Holder who are not holders of Series A Shares or who are not Holder-Related Persons.

     (f) The headings of the Sections of this Agreement have been inserted for convenience only and do not constitute a part of this Agreement.

     (g) The laws of Minnesota shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties thereunder.

     IN WITNESS WHEREOF, a duly authorized representative of the Company and the Holder have executed this Agreement.


                                       H.B. FULLER COMPANY


                                       By /s/ Richard C. Baker
                                          -----------------------------------

                                          Its Vice President, General Counsel
                                              & Secretary
                                              -------------------------------

                                          /s/ Elmer L. Andersen
                                          -----------------------------------
                                          Elmer L. Andersen



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                                                                       Exhibit A
                                                                       ---------

                              H.B. FULLER COMPANY
                                 ____________

                                 DESIGNATIONS
                                      FOR
                           SERIES B PREFERRED STOCK
                                 ____________


     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by the Restated Articles of Incorporation of the Corporation, the Board of Directors hereby establishes a Series B Preferred Stock of the Corporation and hereby states the number of shares, and fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of such series of shares as follows:

                           SERIES B PREFERRED STOCK

     (a) The Series of Preferred Stock established hereby shall be designated "Series B Preferred Stock" (the "Series B Preferred Stock"), and the number of shares constituting the Series B Preferred Stock shall be forty-five thousand nine hundred (45,900). The Series B Preferred Stock shall have a par value of $6.6667 per share.

     (b) The holders of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, from funds legally available therefor, cumulative cash dividends at the rate of $ $0.3333 per share per annum, payable quarter-annually on dates to be determined by the Board of Directors .

     (c) So long as any of the Series B Preferred Stock remains outstanding, no dividend shall be paid or declared, or any distribution be made on the Common Stock of the Corporation, unless the amount of the dividends on the then outstanding Series B Preferred Stock equal to $0.3333 per share per annum from the date of issuance of said Series B Preferred Stock to the end of the current dividend period shall be declared and paid, or declared and set apart for payment on such Series A Preferred Stock.

     (d) Subject to the foregoing, such dividends as may be determined by the Board of Directors may be declared and paid on the Common Stock from the funds legally available for the payment of dividends, and the Series B Preferred Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

     (e) At the option of the Board of Directors, the Corporation may, effective at the end of any quarter-annual dividend period, purchase the whole or any part of the Series B Preferred Stock then outstanding, or may, when authorized by affirmative vote of a majority of all the votes then represented by the outstanding shares of the Corporation, redeem all, but not less than all, of the outstanding Series B Preferred Stock upon thirty (30) days' notice duly given by registered or certified mail to the holders of record of the shares of Series B Preferred Stock. The redemption

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price per share shall be the par value of each share together with all accrued and unpaid dividends, such dividends to be accrued to the redemption date.

     (f) Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or unvoluntary, or upon any distribution of its capital other than by redemption or purchase of Series B Preferred Stock, the holders of Series B Preferred Stock shall first be paid $6.6667 per share together with all unpaid cumulated dividends, whether or not earned or declared, and no more, before any distribution or payment shall be made to the holders of the Common Stock. The words "liquidation, dissolution or winding up" as used herein shall not apply to or include transactions incident to a consolidation, merger or sale of all or substantially all of the Corporation's assets.

     (g) (i) Except as otherwise required by law or as otherwise provided in Section (g)(ii) or (iii) below, all Series B Preferred Stock shall vote with the Common Stock as a single class and for voting purposes shall be of equal rank, except that each share of Common Stock shall have one (1) vote and each share of Series B Preferred Stock shall have eighty (80) votes.

          (ii) Notwithstanding Section (g)(i) above, following the occurrence of a Distribution Date (as such term is defined in the Shareholder Rights Agreement dated as of July 17, 1996 (the "Rights Agreement"), between the Corporation and Norwest Bank Minnesota, National Association, as Rights Agent) and upon the exercise of any Rights (as such term is defined in the Rights Agreement) or the exchange of any Rights as provided in Section 24 of the Rights Agreement (an "Exchange"), the voting power of each share of Series B Preferred Stock held by a Related Party (as such term is defined in Section (g) (iii) below) (a "Related Party Series B Share") shall be increased such that the issuance of Common Stock upon exercise of a Right or an Exchange shall not diminish the voting power of such Related Party Series B Share. Following exercise of any Rights or an Exchange, the aggregate number of votes attributable all Related Party Series B Shares shall be equal to (A) the Total Unadjusted Series B Votes (as defined below) plus (B) (x) the total number of shares of Common Stock (in addition to the total number of votes attributable to all other securities of the Corporation) issued upon exercise of any Rights or an Exchange multiplied by (y) a fraction equal to (aa) the Total Unadjusted Series B Votes divided by (bb) the total number of shares of Common Stock outstanding on the Distribution Date. As of any date, the number of votes per share of Related Party Series B Shares shall be equal to (A) the aggregate number of votes attributable to all outstanding Related Party Series B Shares divided by (B) the total number of Related Party Series B Shares outstanding. As used herein, the "Total Unadjusted Series B Votes" means the aggregate number of votes attributable to all Related Party Series A Shares on the Distribution Date.

          (iii) Notwithstanding of this Section (g)(ii) or (iii) above, the voting rights of any share of Series B Preferred Stock shall be reduced to one
(1) vote if and when said share shall not be owned beneficially by one or more Related Parties and the voting rights of all of the Series B Preferred Stock shall be reduced to one (1) vote per share if and when a majority of the Series B Preferred Stock outstanding shall not be owned beneficially by one or more members of the class consisting of:

               (A)  the original beneficial owners of the Series A Preferred
Stock;

               (B) the spouses of the original beneficial owners of the Series A Preferred Stock;

               (C) the children and more remote issue of the original beneficial owners of the Series A Preferred Stock (including those sustaining that relationship by reason of adoption) and their respective spouses, and said voting rights, if so reduced, shall not again be increased. Series B Preferred Stock held directly or indirectly by or for a person, including stock held in an estate or trust (to the extent of such person's interest as beneficiary of such estate or trust), shall be deemed to be owned beneficially by such person. The members of the class described in clauses (A), (B) and (C) above are collectively referred to herein as the "Related Parties."

     (h) No holder of Series B Preferred Stock shall have any preemptive or preferential right of subscription to any shares of the Corporation, or to any obligations convertible into such shares.


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